Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-266071) and Form S-8 (Nos. 333-255147 and 333-256925) of Perpetua Resources Corp. of our report dated March 26, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 26, 2024